UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2007

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2755 Campus Drive, 3rd Floor San Mateo, California	94403-2538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 522-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 9, 2007, the Compensation Committee of Serena Software, Inc. (“Serena”) approved certain modifications to compensatory plans applicable to Serena’s executive officers. The FY 2008 Executive Annual Incentive Plans will be amended to replace the existing EBITA performance metric with both a license revenue performance metric and an EBITA performance metric, with the license revenue performance metric weighted at 60% and the EBITA performance metric weighted at 40% of the target bonus applicable to the original EBITA performance metric. The applicable license revenue targets and EBITA targets for these performance-based metrics will be aligned with Serena’s current FY 2008 operating plan. The other terms of these compensatory plans, including target bonus amounts, have not been modified. In addition, the lower bound and upper bound EBITA targets for FY 2008 under performance-based stock option agreements that were previously granted to executive officers and other management personnel pursuant to Serena’s 2006 Stock Incentive Plan will be modified to align the targets with Serena’s current FY 2008 operating plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name:	Edward F. Malysz
Title:	Senior Vice President, General Counsel

Date: August 15, 2007